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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) August 7, 1998
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                             Borders Group, Inc.
            (Exact name of registrant as specified in its charter)


        Michigan                  1-13740                38-3196915
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(State or other juris-          (Commission            (IRS Employer
diction of incorporation)       File Number)         Identification (No.)


500 East Washington Street, Ann Arbor, Michigan               48104
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code 734-477-1100
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(Former name or former address, if changed since last report.)

                             (End of cover page)
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Item 5.  Other Events
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The Intimate Bookshop, Inc. and its owner, Wallace Kuralt, have filed a lawsuit in the United States District Court for the Southern District of New York against the Company, Barnes & Noble, Inc., Amazon, Inc., certain publishers and others alleging violation of the Robinson-Patman Act and other federal law, New York statutes governing trade practices and common law. The Complaint seeks certification of a class consisting of all retail booksellers in the United States, whether or not currently in business, which were in business and were members of the American Booksellers Association ("ABA") at any time during the four year period preceding the filing of the Complaint. The Complaint alleges that the named plaintiffs have suffered damages of $11,250,000 or more and requests treble damages on behalf of the named plaintiffs and each of the purported class members, as well as of injunctive and declaratory relief (including an injunction requiring the closure of all of defendants' stores within 10 miles of any location where plaintiff either has or had a retail bookstore during the four years preceding the filing of the Complaint, and prohibiting the opening by defendants of any bookstore in such areas for the next 10 years), disgorgement of alleged discriminatory discounts, rebates, deductions and payments, punitive damages, interest, costs, attorneys fees and other relief. Many of the allegations in the Complaint are similar to those contained in an action instituted by the ABA and 26 bookseller plaintiffs against the Company and Barnes & Noble in March of 1998. The Company denies any liability to the named plaintiffs or members of the purported class and intends to vigorously defend the action.









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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                        BORDERS GROUP, INC.
                                        (Registrant)


Date:  August 10, 1998                  By:  /s/ Kenneth E. Scheve
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                                             Kenneth E. Scheve
                                             Senior Vice President and Chief
                                             Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)